Exhibit 23.2

 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2, under the caption "Experts", the reference to our report dated April 29, 2005(except Note 2, which is June 7, 2005) with respect to the Financial Statements of Kaire Holdings Inc. and subsidiaries, for the years ended December 31, 2004 and 2003.

Pohl, McNabola, Berg & Company LLP

December 7, 2005
San Francisco, California